Exhibit 31.2

Certification

I, J. van den Belt, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 20-F for the fiscal year ended November 30, 2002 (as amended, the “Annual Report”) of Océ N.V.

2.	Based on my knowledge, the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: September 23, 2003

By:	/s/ J. VAN DEN BELT
Name: J. van den Belt Title: Chief Financial Officer and member of the Board of Executive Directors